Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VIWO Technology Inc.

We hereby consent to the incorporation by reference of our report, dated January 6, 2025, in the Registration Statement (333-286927) on Form S-4 Amendment No. 1, relating to the consolidated financial statements of VIWO Technology Inc.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Los Angeles, California

May 30, 2025